Exhibit 5

                                                  July 30, 1996


Bacou USA, Inc.
10 Thurber Boulevard
Smithfield, RI  02917

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by Bacou USA, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended, 1,000,000 shares of Common Stock, $.001 par value (the "Common Stock"), to be issued pursuant to stock options under the Company's 1996 Stock Incentive Plan and the 1996 Non-Employee Director Stock Option Plan (the "Plans").

     As counsel for the Company, we participated in the preparation of the Registration Statement and have examined such other certificates and documents as we deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plans, will be validly issued, fully paid and non-assessable.

     We  hereby  consent  to the  reference  to  our  firm  in the  Registration
Statement.

                                            Very truly yours,

                                            Edwards & Angell

                                            By:\s\Christine M. Marx
                                               ____________________________
                                                  Christine M. Marx
                                                  Partner